THIRD AMENDMENT TO
              THIRD RESTATEMENT OF CREDIT AGREEMENT

       THIS THIRD AMENDMENT TO THIRD RESTATEMENT OF CREDIT AGREEMENT (herein called this "Amendment") made as of the 12th day of February, 1997, by and among Forcenergy Inc, a Delaware corporation formerly known as Forcenergy Gas Exploration, Inc. ("Borrower"), and Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation, as Agent ("Agent"), on behalf of the financial institutions which are signatories to the Original Agreement as hereinafter defined (collectively, "Lenders"),

                            RECITALS

      1. Borrower, Agent and Lenders have entered into that certain Third Restatement of Credit Agreement dated as of April 26, 1996, as amended by (i) a First Amendment to Third
Restatement of Credit Agreement dated July 11, 1996 between Borrower and Agent on behalf of Lenders and (ii) a Second Amendment to Third Restatement of Credit Agreement dated November 6, 1996 between Borrower, Agent and Lenders (as so amended, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided.

      2. Borrower intends to issue its 8.5% Senior Subordinated Notes due 2007 in the original principal amount of up to $200,000,000 (the "2007 Senior Subordinated Notes") and has requested that Lenders amend the Original Agreement to permit the incurrence by Borrower of the indebtedness evidenced by the 2007 Senior Subordinated Notes.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
                           ARTICLE I.

                   Definitions and References

      Section 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original
Agreement shall have the same meanings whenever used in this Amendment.

      Section 1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.
           "Amendment" shall mean this Third Amendment to Third Restatement of Credit Agreement.

          "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II.

                Amendments to Original Agreement

      Section  2.1    Defined Terms.  Section 1.1 of the Original
Agreement is hereby amended by adding the following definition of "1997 Indenture" immediately after the definition of "Maximum
Loan Amount" where it appears in such Section:

           "1997 Indenture" means that certain Indenture entered into on February 14, 1997 between Borrower and Bankers Trust Company, as trustee, pursuant to which the 1997 Senior Subordinated Notes were issued, as such instrument was in effect on the date of execution.

      Section 1.1 of the Original Agreement is hereby further amended by adding the following definition of "2007 Senior
Subordinated Notes" immediately after the definition of "Tranche" where it appears in such Section:

           "2007 Senior Subordinated Notes" means the 8.5% Senior Subordinated Notes due 2007 in an original principal amount not to exceed $200,000,000 issued by Borrower pursuant to the 1997 Indenture. Section 1.1 of the Original Agreement is hereby further amended by deleting the definition of "Indenture" and substituting therefore the following definition of " 1996 Indenture" immediately after the definition of "1997 Indenture " where it appears in such
     Section:

           "1996 Indenture" means that certain Indenture entered into on or about November 6, 1996 between Borrower and Bankers Trust Company, as trustee, pursuant to which the 2006 Senior Subordinated Notes were issued, as such instrument was in effect on the date of execution.

      Section 1.1 of the Original Agreement is hereby further amended by deleting the definition of "Senior Subordinated Notes" and substituting therefor the following definition of "2006 Senior Subordinated Notes" immediately after the definition of "2007 Senior Subordinated Notes" where it appears in such
Section:

           "2006 Senior Subordinated Notes" means the 9.5% Senior
     Subordinated Notes due 2006 in an original principal amount not to exceed $175,000,000 issued by Borrower pursuant to the 1996 Indenture.

      The definition of "Subordinated Debt" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

            "Subordinated  Debt"  means  collectively  the   Debt
     evidenced by the 2006 Senior Subordinated Notes and the 2007
     Senior Subordinated Notes.

      The  definition of "Subordinated Debt Documents" in Section
1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

           "Subordinated Debt Documents" means collectively the 1996 Indenture and the 1997 Indenture.

      Section  2.2    Restricted Debt.  Paragraph (a) of  Section
5.2 of the Original Agreement is hereby amended by deleting each reference to "Senior Subordinated Notes" and "Indenture" where such terms appear in subparagraph (8) thereof and substituting therefor the terms "2006 Senior Subordinated Notes" and "1996 Indenture", respectively.

      Paragraph (a) of Section 5.2 of the Original Agreement is hereby further amended by deleting the word "and" at the end of subparagraph (7) thereof, by changing the period to a semicolon where it appears at the end of subparagraph (8) thereof and adding the word "and" at the end of such subparagraph, and by adding the following subparagraph "(9)" immediately after such subparagraph (8):

           "(9) Debt evidenced by the 2007 Senior Subordinated Notes; provided that (i) the 2007 Senior Subordinated Notes shall not be repurchased or redeemed in whole or in part prior to their stated maturity date, whether at the option of Borrower or pursuant to a mandatory redemption requirement under the 1997 Indenture; (ii) the principal amount of such Debt shall not be increased, refinanced, or refunded prior to its stated maturity date; (iii) the interest rate thereon shall not be increased above its stated rate; (iv) any prepayment charges, fees, expenses or other amounts payable with respect to such Debt shall not be increased; and (v) such Debt shall not be defeased in whole or in part by Borrower pursuant to an election under Article 8 of the 1997 Indenture or otherwise."

      Section 2.3    Certain Contracts; Amendments; Multiemployer
ERISA Plans.    The last sentence of Paragraph (j) of Section 5.2
of the Original Agreement is hereby amended in its entirety to read as follows:

     "No Related Person will amend or modify or permit any amendment or modification to any contract or instrument governing the Debt evidenced by the 2006 Senior Subordinated Notes or the 2007 Senior Subordinated Notes the effect of which would be to change any of the material terms of such contract or instrument, including without limitation, any amendment or modification that (i) would increase the amount of, or shorten the maturity of, any payment of any principal amount of the 2006 Senior Subordinated Notes or the 2007
     Senior Subordinated Notes; (ii) would change the terms of subordination of such Debt to the Obligations; or (iii) would be, in the opinion of Majority Lenders, materially more burdensome to Borrower than the obligations and requirements imposed by the 2006 Senior Subordinated Notes and the 1996 Indenture or the 2007 Senior Subordinated Notes and the 1997 Indenture, as the case may be."

                          ARTICLE III.

                   Conditions of Effectiveness

      Section 3.1 Effective Date. This Amendment shall become effective as of the date first above written when, and only when,
(i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, and (ii) Majority Lenders shall have consented to the execution and delivery by Agent of this Amendment on their behalf.

                           ARTICLE IV.

                 Representations and Warranties

      Section  4.1    Representations and Warranties of Borrower.
In order to induce Agent to enter into this Amendment on behalf of Majority Lenders, Borrower represents and warrants to Agent for the benefit of each Lender that:

           (a)   The representations and warranties contained  in
     Section 4.1 of the Original Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof.

          (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to issue the 2007 Senior Subordinated Notes.

           (c) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations hereunder and the issuance of the 2007 Senior Subordinated Notes by Borrower do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by
     Borrower of this Amendment or the issuance of the 2007 Senior Subordinated Notes.

           (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

           (e) The audited Consolidated financial statements of Borrower dated as of December 31, 1995 and the unaudited financial statements of Borrower dated as of September 30, 1996 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending December 31, 1995 and September 30, 1996 for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since September 30, 1996, no material adverse change has occurred in the financial condition or businesses of Borrower except for changes in oil and gas prices that affect the industry in which Borrower operates.

           (f) Borrower has provided Agent true and complete copies of the form of the 2007 Senior Subordinated Notes and the 1997 Indenture governing such notes and such forms have not been modified in any respect since being provided to Agent.

                           ARTICLE V.

                          Miscellaneous

      Section 5.1 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects and shall remain in full force and effect. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

      Section  5.2    Loan Documents.  This Amendment is  a  Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

      Section 5.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section  5.4     Counterparts.   This  Amendment  may   be
separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

      IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FORCENERGY INC (formerly known  as Forcenergy Gas Exploration, Inc.)


                              By:   _______________________
                              Name: _______________________
                              Title:_______________________



INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as Agent on behalf of Lenders


                              By:  ___________________________
                              Name:___________________________
                              Title:__________________________



                      CONSENT AND AGREEMENT

      Forcenergy International Inc., a Delaware corporation, and Forcenergy Resources Inc., a Delaware corporation, each hereby consents to the provisions of this Amendment and the transactions contemplated herein and hereby ratifies and confirms its Guaranty dated as of January 22, 1997 made by it for the benefit of Lenders, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                              FORCENERGY INTERNATIONAL INC.

                              By:
                              Name:
                              Title:


                              FORCENERGY RESOURCES INC.

                              By:
                              Name:
                              Title: